SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                      ------------------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 10, 1999

                       INTERNATIONAL SPEEDWAY CORPORATION
             (Exact name of Registrant as specified in its charter)


  Florida                            O-2384                      59-0709342
(State or other                   (Commission                 (I.R.S. Employer
jurisdiction of                   File Number)               Identification No.)
incorporation)


                                  P.O. Box 2801
                          Daytona Beach, Florida 32120
                    (Address of principal executive offices)

                                 (904) 254-2700
              (Registrant's telephone number, including area code)



                                    No Change
             (Former name or address, if changed since last report)





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                                        2

Item 5.  Other Events.

         On May 10, 1999, International Speedway Corporation, a Florida corporation ("ISC"), 88 Corp., a Delaware corporation and a wholly owned subsidiary of ISC ("Merger Sub"), and Penske Motorsports Inc., a Delaware corporation ("Penske"), entered into an Agreement and Plan of Merger (the "Merger Agreement"). Upon the satisfaction of the conditions set forth in the Merger Agreement, Penske will merge with and into Merger Sub (the "Merger") and upon consummation of the Merger, Penske will be a wholly owned subsidiary of ISC.

         In connection with the Merger, ISC, Penske Performance, Inc., a Delaware corporation ("Performance"), Penske Corporation, a Delaware corporation and sole stockholder of Performance, and PSH Corp., a Delaware corporation ("PSH"), entered into an Agreement and Plan of Merger (the "PSH Merger Agreement") dated as of the date of the Merger Agreement. PSH owns approximately 56% of the issued and outstanding shares of Penske. Upon the satisfaction of the conditions set forth in the PSH Merger Agreement, PSH will merge with and into ISC (the "PSH Merger"). It is anticipated that the PSH Merger will occur on the same date as the Merger. Under certain circumstances, the PSH Merger can still be consummated even if the Merger Agreement is terminated.

         In addition, PSH has agreed in the PSH Merger Agreement to vote the shares of Penske owned by it in favor of the approval of the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement.

         Consummation of the Merger is subject to various conditions, including the expiration or termination of waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the approval of the stockholders of Penske of the Merger Agreement, the Merger and the transactions contemplated thereby, and the approval of the stockholders of ISC of the issuance of ISC Class A Common Stock in the Merger.

         Consummation of the PSH Merger is subject to various conditions, including the expiration or termination of the waiting period under the HSR Act, and the approval of the stockholders of ISC of the issuance of ISC shares of Class A Common Stock in the PSH Merger and the amendment to ISC's certificate of incorporation to increase the size of ISC's Board of Directors.

         Concurrently with the execution and delivery of the Merger Agreement and the PSH Merger Agreement, ISC, Penske, PSH and certain beneficial owners of the capital stock of ISC (the "ISC Stockholders") entered into a Voting and Proxy Agreement (the "Voting and Proxy Agreement"). Under the Voting and Proxy Agreement, each ISC Stockholder agrees to vote in favor of the approval of the issuance of ISC Class A Common Stock contemplated by the Merger Agreement and the PSH Merger Agreement, and in favor of amending the certificate of incorporation of ISC to increase the size of ISC's Board of Directors. The ISC Stockholders as a group own a majority of the voting power of ISC.



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         A copy of the press release, dated May 10, 1999, issued jointly by ISC and Penske relating to the above-described transaction is attached as an exhibit to this report and is incorporated herein by reference.


Item 7.  Financial Statements and Exhibits.


         The following exhibit is filed with this report:

Exhibit Number      Description

         99.1 Press release of International Speedway Corporation and Penske Motorsports Inc., issued May 10, 1999, regarding the Merger and the Secondary Merger.

























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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        International Speedway Corporation


                                        /s/ James C. France
Date:      May 10, 1999                 ---------------------------------
                                        Name: James C. France
                                        Title:   President
























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                                  EXHIBIT INDEX


Exhibit
  No.          Description
-------        -----------

99.1 Press release of International Speedway Corporation and Penske Motorsports Inc., issued May 10, 1999, regarding the Merger and the Secondary Merger.